Exhibit 10.1

Exobox Technologies Security Beyond the Enterprise™	2121 Sage Road, Suite 200 Houston, Texas 77056 Phone 713.625.7800 Fax 713.625.7890
April 14, 2010

Mr. Michael S. Studdard
Chairman of the Board of Directors
Exobox Technologies Corp.
2121 Sage Road, Suite 200
Houston, Texas 77056

Re:           Resignation from the Board

Dear Mike:

With this letter, I hereby resign as a Director of Exobox Technologies Corp (“Exobox”), effective at 5:00 p.m. on April 14, 2010. I have no disagreements with Exobox on any accounting or legal policy, principle or practice.

As you know, I agreed to serve as a director in spite of unrelated significant demands on my time in order to assist you with certain specific pressing matters confronting management and the Board. However, given my recent decision to accept the job as Exobox president and CEO, I believe that I can best serve the interest of Exobox and its shareholders by resigning from the Board to concentrate on my duties as CEO.

I look forward to working with you this year to get Exobox back on track.

Sincerely,

/s/ Floyd H. Griffith
Floyd H. Griffith